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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NMS COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

April 1, 2003

Dear Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of NMS Communications Corporation (the "Company"), which will be held on April 24, 2003 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

        The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

        Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote electronically or by telephone as provided in the proxy card, so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

        We look forward to seeing you.

Sincerely,
Robert P. Schechter Chairman and Chief Executive Officer

NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2003

        The Annual Meeting of Stockholders of NMS Communications Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 24, 2003 at 1:00 p.m., for the following purposes:

  1.
  To elect two directors for a three-year term.

  2.
  To approve the 2003 Employee Stock Purchase Plan.

  3.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 17, 2003 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors
Dianne L. Callan Secretary
Dated: April 1, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. SEE "VOTE BY TELEPHONE" OR "VOTE BY INTERNET" INSTRUCTIONS ATTACHED TO THE PROXY CARD FOR MORE DETAILS

NMS COMMUNICATIONS CORPORATION
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 271-1000

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of NMS Communications Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 24, 2003 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly completed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

        A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

        The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is April 1, 2003. The Company's Annual Report to Stockholders for 2002, including its Form 10-K, is being mailed together with this Proxy Statement.

        Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 17, 2003 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 35,624,818 shares of Common Stock outstanding at the close of business on the record date. This number does not include 574,478 exchangeable shares issued in connection with the acquisition of InnoMedia Logic (I.M.L.) Inc. that had not been exchanged for shares of the Company's Common Stock and are therefore not entitled to vote at the Annual Meeting.

        Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors (Item 1 of Notice). Approval of the other matter which is before the meeting (Item 2 of Notice) will require the affirmative vote of the holders of a majority of the shares voting with respect to such matter. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

        A quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares designated to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to Items 1 and 2.

ELECTION OF DIRECTORS
(Item 1 of Notice)

        There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 2003, 2004 and 2005 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at six and nominated Mr. Foster and Mr. White, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2006 and when their successors are elected and qualified.

        The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name and Age as of March 1, 2003	Director Since	Principal Occupation and Business Experience; Directorships of Public Companies
Nominees for Reelection for Terms Expiring in 2006
William E. Foster, 58	2000
		Mr. Foster has been, since 1997, a private investor. In 1980, Mr. Foster co-founded Stratus Computer, Inc., a manufacturer of fault-tolerant computer systems, and served as its Chairman and Chief Executive Officer until 1997. Prior to 1980, Mr. Foster spent 14 years in the computer industry, serving as Vice President of Software for Data General Corporation and in management and technical positions with Hewlett-Packard Company. Mr. Foster is a director of several privately held companies.
Ronald W. White, 62	1988
		Mr. White has been, since 2002, a consultant and private investor. From 1997 until 2002, he was a partner of Argo Global Capital, a venture capital firm. From 1983 until 2002, he was a partner of Advanced Technology Development Fund, also a venture capital firm. Mr. White is a director of several privately held companies.
Directors Whose Terms Expire in 2005
Ofer Gneezy, 51	2000
		Mr. Gneezy was co-founder and has been, since 1997, President, Chief Executive Officer and a director of iBasis, Inc., a provider of Internet-based communications services for international carriers. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, he was an executive of Automatix Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer.

Robert P. Schechter, 54	1995
		Mr. Schechter has served as President and Chief Executive Officer of the Company since 1995 and as Chairman of the Board since 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation and from 1980 to 1987 he was a partner of Coopers and Lybrand LLP. Mr. Schechter is also a director of MapInfo Corporation, a developer of location based software services and solutions, and Moldflow Corporation, a provider of solutions for optimizing the design and manufacture of plastic products.
Directors Whose Terms Expire in 2004
W. Frank King, Ph.D., 63	1997
		Dr. King has been, since 1998, a private investor. From 1992 to 1998, he was Chief Executive Officer and a director of PSW Technologies, Inc., a provider of software services. From 1988 to 1992, Dr. King was a Senior Vice President of Development of Lotus Development Corporation and for the previous 19 years served in various positions with IBM Corporation, including his last position as Vice President Development for the entry system division. He is a director of Aleri, Inc., a provider of data analytic software; Concero, formerly PSW Technologies, Inc.; eOn Communications Corporation, formerly known as Cortelco Systems, Inc., a provider of telecommunications applications; iBasis, Inc.; and Perficient, Inc., a provider of virtual professional services organizations to Internet software companies.
Pamela D. A. Reeve, 53	1997
		Ms. Reeve has served, since 1993, as Chief Executive Officer and a director and, from 1989 to 1993, as President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes. From 1978 to 1989, she was with The Boston Consulting Group, a management consulting firm. Ms. Reeve is a director of American Tower Corporation, a provider of infrastructure facilities and services to the wireless, Internet and broadcasting industries.

        The Board of Directors recommends a vote FOR the election of the nominees named above. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

APPROVAL OF THE
2003 EMPLOYEE STOCK PURCHASE PLAN
(Item 2 of Notice)

        By written consent dated March 3, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, the 2003 Employee Stock Purchase Plan to replace the Company's 1993 Employee Stock Purchase Plan which is expiring this year. The purpose of adopting the Stock Purchase Plan is to permit the Company to continue to provide its employees with an opportunity to invest in the Company through the purchase of Common Stock at a discount from market value.

        Approval by stockholders of this increase is required in order to meet the stockholder approval requirements of (i) Section 423 of the Internal Revenue Code, which governs stock purchase plans and (ii) the rules applicable to companies whose shares are traded on The Nasdaq Stock Market.

        The Stock Purchase Plan provides for the issuance of a maximum of 750,000 shares of Common Stock, none of which have been issued or reserved for issuance as of March 1, 2003.

        All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will be implemented by offerings which are expected to be six months in duration. An eligible employee participating in an offering will be able to purchase Common Stock at a price equal to the lower of (i) 85% of its fair market value at the commencement of the offering period and (ii) 85% of its fair market value on the last day of the offering period. Payment for Common Stock purchased under the Stock Purchase Plan is through regular payroll deductions or lump sum cash payment, or both, as determined by the Compensation Committee. The maximum value of Common Stock an employee may purchase during an offering period is 10% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in the offering. Under the 1993 Employee Stock Purchase Plan, employees have also been limited to the purchase of a maximum of 500 shares per offering. The Company expects to continue to impose such limit under the Stock Purchase Plan.

        The foregoing summary of the Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached as Appendix A to this Proxy Statement.

        The Board of Directors recommends approval of the Stock Purchase Plan because it believes that the continuing availability of shares under the Stock Purchase Plan is a very important factor in the Company's ability to attract and retain experienced and skilled personnel in a highly competitive market.

STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2003 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers (and one other person who served as an executive officer during part of the fiscal year) as of December 31, 2002, as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company. The information provided below regarding persons beneficially owning more than 5% of the Company's Common Stock is based solely on public filings made by such persons with the SEC through March 1, 2003, which beneficial ownership information is in each case as of December 31, 2002. The percent of outstanding shares for such 5% holders is calculated using their last known ownership amounts and the Company's outstanding shares as of March 1, 2003.

Name	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Robert P. Schechter	1,214,617	3.2%
William E. Foster	39,800	0.1%
Ofer Gneezy	39,800	0.1%
W. Frank King	73,000	0.2%
Pamela D. A. Reeve	72,000	0.2%
Ronald W. White	78,490	0.2%
Robert E. Hult	403,320	1.1%
Gerrold Walker	64,599	0.2%
R. Brough Turner	460,876	1.3%
Brian J. Demers	99,175	0.3%
Dorothy A. Terrell	426,660	1.2%
All directors and executive officers as a group (11 persons)(2)	2,971,257	8.0%
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	5,145,500	14.1%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	5,047,749	13.7%
State Street Research and Management Company One Financial Center 30th Floor Boston, MA 02111	2,929,600	8.0%
Austin W. Marxe and David M. Greenhouse(4) 153 East 53rd Street 55th Floor New York, NY 10022	2,389,188	6.5%

(1)
Includes shares which may be acquired within sixty days after March 1, 2003 by exercise of stock options by the directors and executive officers as follows: Mr. Schechter, 31,875; Mr. Hult, 34,076; Mr. Walker, 8,500; Mr. Turner, 12,188; Mr. Demers, 15,625; all directors and executive officers as a group, 164,764.

(2)
This group includes Ms. Terrell, a former executive officer of the Company.

(3)
Consists of shares held by Fidelity Growth Company Fund and other registered investment companies which are advisory clients of FMR Corp. ("FMR"). Includes 283,370 shares which may be acquired upon conversion of convertible notes. FMR has sole investment power and the respective registered investment companies have sole voting power as to all such shares.

(4)
Consists of shares held by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P., each of which has an investment advisor directly or indirectly controlled by Messrs. Marxe and Greenhouse.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        During 2002, the Board of Directors of the Company held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and the meetings of the committees of the Board on which he or she served. The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

Audit Committee

        The Audit Committee oversees the auditing, accounting, financial reporting and internal control functions of the Company, reviews the financial statements of the Company, selects and engages the Company's independent auditors, and consults with and reviews the services provided by such independent auditors. The Audit Committee is currently composed of three members, each of whom is independent as defined by the listing standards of the National Association of Securities Dealers, Inc. The directors currently serving on the Audit Committee are Mr. Gneezy, Dr. King and Ms. Reeve. The Audit Committee is governed by applicable provisions of the recently enacted Sarbanes-Oxley Act of 2002. The Audit Committee has a charter, the complete text of which was attached as an exhibit at the end of the proxy statement for the 2001 annual stockholders meeting. The Board of Directors and the Audit Committee are currently reviewing the charter in light of applicable provisions of the Sarbanes-Oxley Act and pending NASDAQ corporate governance proposals and anticipate amending the charter to conform to the Sarbanes-Oxley Act and, when adopted, the NASDAQ governance guidelines. The Audit Committee held four meetings during 2002.

Compensation Committee

        The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. Foster and White. The Compensation Committee held one meeting during 2002.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee oversees the audit coverage and monitors the accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

  •
  select and engage the Company's independent auditors;

  •
  serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

  •
  review and approve the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees;

  •
  review and appraise the audit efforts of the Company's independent auditors and internal audit department;

  •
  oversee, discuss and monitor the Company's financial reporting and compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies;

  •
  recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

  •
  provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and its independent auditors, including a discussion of the quality and effect of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent auditors, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates;

  •
  met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  considered whether the provision of services represented under the headings "Financial Information Systems Design and Implementation Fees", "Tax Fees" and "All Other Fees" set forth on page 13 is compatible with maintaining PricewaterhouseCoopers LLP's independence; and

  •
  received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (entitled "Independence Discussion with Audit Committees"), discussed the independence of its auditors and considered whether the provision of non-audit services by its auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditor's independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee
Ofer Gneezy W. Frank King Pamela D. A. Reeve

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for recommending the compensation of each executive officer to the Board of Directors.

        The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the

Compensation Committee is guided by the following principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (b) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

        The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

        Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2003 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

        The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 2002, the base salaries of the executive officers were not increased, as reflected in the Summary Compensation Table below.

Merit Bonus Program

        Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 2002 Management Incentive Plan (the "2002 Incentive Plan") set Company financial goals and merit bonus goals based on the 2002 operating plan approved by the Board of Directors. In addition, the 2002 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company's actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 2002 Incentive Plan, executive officers were entitled to receive an average bonus of 71% of base salary if the Company achieved its financial goals for 2002 and the individual executive met or exceeded his or her objectives. No bonuses were awarded to executive officers under the 2002 Incentive Plan.

Stock-Based Compensation

        Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options granted in 2002 had a two or three year vesting period to encourage key executives to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 176,250 shares were granted to executive officers in 2002 to reward the executive officers for their performance in 2002 and to establish appropriate ongoing incentives.

Chief Executive Officer's Compensation

        The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee did not increase Mr. Schechter's base salary of $380,000 in 2002. Mr. Schechter was granted options for an aggregate of 45,000 shares in 2002 based upon his performance in 2001 and to establish appropriate ongoing incentives. Mr. Schechter received no bonus under the 2002 Incentive Plan.

Compensation Committee
William E. Foster Ronald W. White

        THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE REPORTS ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid or accrued for services rendered in 2002, 2001 and 2000 by the chief executive officer, the four other most highly paid persons other than the chief executive officer who were serving as executive officers on December 31, 2002, and one other person who served as an executive officer during part of the 2002 fiscal year (the "Named Executive Officers").

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Shares Under Option Awards(#)	Other Compensation($)(1)
Robert P. Schechter Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	380,000 380,000 320,000	— 80,000 240,000	45,000 75,000 180,000	4,405 5,790 5,790
Robert E. Hult Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer	2002 2001 2000	275,000 275,000 220,000	— 41,250 99,000	37,500 75,000 135,000	6,390 6,037 5,790
Gerrold Walker Vice President and General Manager, Platform Solutions	2002 2001 2000	193,746 182,846 175,000	— 29,280 40,250	15,000 13,000 19,000	5,790 5,564 5,065
R. Brough Turner Senior Vice President of Technology	2002 2001 2000	200,000 200,000 185,000	— 20,000 76,313	18,750 37,500 65,000	3,505 3,810 5,790
Brian J. Demers Vice President and General Manager, Network Solutions	2002 2001 2000	200,000 175,000 150,000	— 43,750 34,668	22,500 69,000 70,000	5,370 5,370 5,248
Dorothy A. Terrell(2) Senior Vice President of Worldwide Sales and President of Platforms and Services Group	2002 2001 2000	186,154 302,500 275,000	17,240 143,252 437,344	37,500 57,500 135,000	131,565 6,390 6,390

(1)
Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

(2)
Ms. Terrell ceased to be an executive officer of the Company in November, 2002. The bonus in 2002 consists of a $17,240 as commission on sales. Other Compensation in 2002 includes $116,346 as severance payment and $11,635 for unused vacation. The bonus in 2000 includes $242,344 as commission on sales.

Option Grants in Last Fiscal Year

        The following table shows all stock option grants to the Named Executive Officers during 2002:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Number of Option Shares Granted	% of Total Option Shares Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	5%	10%
Robert P. Schechter	45,000	2.6	4.01	04/01/07	230,305	290,617
Robert E. Hult	37,500	2.2	4.01	04/01/07	191,921	242,180
Gerrold Walker	15,000	0.9	4.01	04/01/07	76,768	96,872
R. Brough Turner	18,750	1.1	4.01	04/01/07	95,960	121,090
Brian J. Demers	22,500	1.3	4.01	04/01/07	115,153	145,308
Dorothy A. Terrell	37,500	2.2	4.01	04/01/07	191,921	242,180

(1)
As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

        The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 2002, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

			Number of Shares Underlying Unexercised Options at FY-End			Value of Unexercised In-the-Money Options at FY-End($)(2)
	Number of Shares Acquired on Exercise(1)
Name		Value Realized($)
			Vested	Unvested	Total	Vested	Unvested	Total
Robert P. Schechter	—	—	946,500	82,500	1,029,000	—	—	—
Robert E. Hult	—	—	313,725	83,775	397,500	—	—	—
Gerrold Walker.	5,000	10,623	32,650	22,750	55,400	—	—	—
R. Brough Turner	—	—	180,375	31,875	212,250	—	—	—
Brian J. Demers	—	—	61,000	44,250	105,250	—	—	—
Dorothy A. Terrell	—	—	420,760	—	420,760	—	—	—

(1)
Does not include 1,000 shares purchased by each of the listed individuals during 2002 under the Company's 1993 Employee Stock Purchase Plan.

(2)
Based on the fiscal year-end closing price of $1.92 per share.

Severance and Option Vesting on Change-in-Control

        The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary, a bonus (which shall be the percentage of current annual salary respectively specified for such executive officer), and the full vesting of all options.

Director Compensation

        Each director of the Company who is not also an employee is currently paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, the Compensation Committee has the discretion to award stock options to non-employee directors under the Company's 2000 Equity Incentive Plan. The Compensation Committee currently awards each non-employee director (a) upon first being elected to the board an option for 15,000 shares which vests over three years and (b) annually at the time of the annual meeting an option for 12,500 shares which vests at the time of the next annual meeting, in each case subject to full vesting of all option shares upon a change-in-control of the Company.

EQUITY COMPENSATION PLANS

        The following table sets forth information about the Company's Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of December 31, 2002. The table does not include information regarding the 2003 Employee Stock Purchase Plan described in Item 2 of the Notice and subject to stockholder ratification at the 2003 Annual Meeting of Stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Plans approved by stockholders
1989 Stock Option and Stock Purchase Plan	140	$1.2375	0
1993 Stock Option Plan	1,695,296	5.3413	0
1993 Non-Employee Directors Stock Option Plan	113,410	14.4996	0
1993 Employee Stock Purchase Plan	Not applicable	Not applicable	126,851
2000 Equity Incentive Plan	2,497,835	23.8582	2,445,249
Plans not approved by stockholders
1995 Non-Statutory Stock Option Plan	2,427,808	$5.5388	729,186

        Although options remain outstanding under each of the 1989 Stock Option and Stock Purchase Plan, the 1993 Stock Option Plan, and the 1993 Non-Employee Directors Stock Option Plan, the Company does not intend to make any further grants under these plans. All future option grants will be made from the 2000 Equity Incentive Plan and the 1995 Non-Statutory Stock Option Plan.

        Although authorized shares may remain in the 1993 Employee Stock Purchase Plan after May 1, 2003, the Company does not intend to issue any shares under this plan after May 1, 2003, the expiration of the current offering period. All further issuances of employee stock purchase shares will be from the 2003 Employee Stock Purchase Plan, subject to stockholder ratification of the plan at the 2003 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No person serving on the Compensation Committee at any time during 2002 was a present or former officer or employee of the Company or any of its subsidiaries. During 2002, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP, independent certified public accountants, served as auditors of the Company for the fiscal year ending December 31, 2002 and has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

        The Audit Committee is currently reviewing the costs associated with the audit and other services and has not yet selected auditors for the Company for the fiscal year ending December 31, 2003.

Audit Fees

        Fees of PricewaterhouseCoopers LLP for the audit of the Company's financial statements and 401(k) plan for the fiscal year ended December 31, 2002 and the reviews of quarterly reports on Form 10-Q filed during 2002 were $394,198, all of which had been billed or accrued through December 31, 2002. Fees of PricewaterhouseCoopers for the audit of the Company's financial statements and 401(k) plan for the fiscal year ended December 31, 2001 and the reviews of quarterly reports on Form 10-Q filed during 2001 were $388,150, all of which had been billed through December 31, 2001.

Audit-Related Fees

        The aggregate fees of PricewaterhouseCoopers for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed under "Audit Fees" above were $18,000 in 2002, all of which had been billed or accrued through December 31, 2002, and $99,400 during 2001, all of which had been billed through December 31, 2001. These fees were for statutory audits of the Company's foreign subsidiaries, audits of acquired businesses and preparation and delivery of related consents.

Financial Information Systems Design and Implementations Fees

        PricewaterhouseCoopers did not charge the Company any fees for financial information systems design or implementation during the fiscal year ended December 31, 2002 or December 31, 2001.

Tax Fees

        Aggregate fees of PricewaterhouseCoopers for tax compliance, tax advice and tax planning were $215,276 in 2002, all of which had been billed or accrued through December 31, 2002, and $759,000 during 2001, all of which had been billed through December 31, 2001.

All Other Fees

        PricewaterhouseCoopers did not charge the Company any fees other than as set forth above during the fiscal year ended December 31, 2002 or December 31, 2001.

        All audit and non-audit services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee, which considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

SECTION 16 REPORTING

        Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 2002.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following performance graph assumes an investment of $100 on December 31, 1997 and compares the change to December 31, 2002 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Telecommunications Equipment). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

	Cumulative Total Return
	1997($)	1998($)	1999($)	2000($)	2001($)	2002($)
NMS Communications Corporation	100.00	15.66	100.67	42.47	20.73	8.26
S&P 500	100.00	128.58	155.64	141.46	124.65	97.10
S&P Telecommunications Equipment	100.00	176.17	386.91	169.26	62.35	28.58

        THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR 2004 MEETING

        Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received on or before December 1, 2003 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after February 10, 2004, the persons named as proxies for the 2004 Annual Meeting will have discretionary authority to vote on such proposal.

OTHER MATTERS

        The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

        The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

By order of the Board of Directors
Dianne L. Callan Secretary

Appendix A

NMS COMMUNICATIONS CORPORATION
2003 EMPLOYEE STOCK PURCHASE PLAN

        l.    PURPOSE.    The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of NMS Communications Corporation, a Delaware corporation (the "Company"), and its subsidiaries, an opportunity to purchase Common Stock, $.01 par value, of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    ADMINISTRATION OF THE PLAN.    The Board of Directors or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

        3.    ELIGIBLE EMPLOYEES.    Subject to the provisions of Sections 8, 9 and 10 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 4 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is: (a) in excess of 20 hours per week; and (b) more than five months in the relevant calendar year.

        4.    OFFERING DATES.    From time to time the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

        5.    PRICES.    The price per share for each grant of rights hereunder shall be the lesser of: (a)  eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised. At its discretion, the Board of Directors may determine a higher price for a grant of rights. For purposes of this Plan, the term "fair market value" on any date means shall mean (i) the average (on that date) of the high and low prices for shares of the Common Stock on the principal national securities exchange on which the Common Stock are traded, if the Common Stock is then listed on a national securities exchange; or (ii) the last reported sale price (on that date) of shares of the Common Stock on NASDAQ if the Common Stock is not then listed on a national securities exchange; or, if not so reported or listed, (iii) the closing bid price (or average of bid prices) last quoted (on that date) of shares of the Common Stock on the over-the-counter market. If the Company's Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of shares of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of shares of the Common Stock in private transactions negotiated at arm's length.

        6.    EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

          (a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

          (b)  The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

          (c)  Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

        7.    TERM OF RIGHTS.    Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board of Directors when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

        8.    SHARES COVERED BY THE PLAN.    No more than 750,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

        9.    LIMITATIONS ON GRANTS.

          (a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

          (b)  No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

          (c)  No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to 10% of the compensation payable to the employee during the Offering not taking into consideration any changes in the employee's rate of compensation after the date the employee elects to participate in the Offering, or such other percentage as determined by the Board of Directors from time to time.

        10.    LIMIT ON PARTICIPATION.    Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board of Directors when it authorizes the offering.

        11.    CANCELLATION OF ELECTION TO PARTICIPATE.    An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board of Directors, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the

Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

        12.    TERMINATION OF EMPLOYMENT.    Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

        13.    EMPLOYEE'S RIGHTS AS STOCKHOLDER.    No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

        14.    RIGHTS NOT TRANSFERABLE.    Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

        15.    LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.    The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable right showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

        16.    AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN.    The Board of Directors may at any time terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided that no such termination or amendment shall adversely affect the then existing rights of any participating employee.

        17.    EFFECTIVE DATE AND APPROVALS.    The Plan was adopted by the Board of Directors on March 3, 2003 to become effective as of said date. The Plan will be submitted to the stockholders for approval on April 24, 2003. The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

        18.    TERM OF PLAN.    No rights shall be granted under the Plan after March 3, 2013.

NMS COMMUNICATIONS
CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Telephone			Vote-by-Internet
1.	Log on to the Internet and go to http://www.eproxyvote.com/nmss		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark votes
as in this example.

NMS COMMUNICATIONS CORPORATION

The Board of Directors recommends a vote FOR Proposals 1 and 2.
				FOR	AGAINST	ABSTAIN
1.	Elect Directors. Nominees: (01) William E. Foster and (02) Ronald W. White	2.	Approve the Company's 2003 Employee Stock Purchase Plan (ESPP).	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Mark box at right if an address change or comment has been noted on the reverse side of this card.
Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

NMS COMMUNICATIONS CORPORATION

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

Sincerely,

NMS Communications Corporation

DETACH HERE

NMS COMMUNICATIONS CORPORATION

The undersigned stockholder of NMS Communications Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of NMS Communications Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of NMS Communications Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 24, 2003 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE NOMINEES FOR DIRECTOR AND 'FOR' ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

QuickLinks

NMS COMMUNICATIONS CORPORATION 100 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (508) 271-1000
NMS COMMUNICATIONS CORPORATION 100 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (508) 271-1000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2003
NMS COMMUNICATIONS CORPORATION 100 Crossing Boulevard Framingham, Massachusetts 01702 (508) 271-1000
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Item 1 of Notice)
APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN (Item 2 of Notice)
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16 REPORTING
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS FOR 2004 MEETING
OTHER MATTERS
  Appendix A
NMS COMMUNICATIONS CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN